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                                                             EXHIBIT NO. 99.1(d)

                               MFS SERIES TRUST VI

                           CERTIFICATION OF AMENDMENT
                             TO DECLARATION OF TRUST

                                  REDESIGNATION
                                    OF SERIES

         Pursuant to Section 6.9 of the Amended and Restated Declaration of Trust dated February 3, 1995 (the "Declaration"), of MFS Series Trust VI (the "Trust"), the Trustees of the Trust hereby redesignate an existing series of Shares (as defined in the Declaration):

                  1. The series designated as MFS World Total Return Fund shall be redesignated as MFS Global Total Return Fund; and

                  2. The series designated as MFS World Equity Fund shall be redesignated as MFS Global Equity Fund.

         Pursuant to Section 6.9(i) of the Declaration, this redesignation of series of Shares shall be effective upon the execution of a majority of the Trustees of the Trust.

         IN WITNESS WHEREOF, a majority of the Trustees of the Trust have executed this amendment, in one or more counterparts, all constituting a single instrument, as an instrument under seal in The Commonwealth of Massachusetts, as of this 24th day of August, 1998 and further certify, as provided by the provisions of Section 9.3(d) of the Declaration, that this amendment was duly adopted by the undersigned in accordance with the second sentence of Section 9.3(a) of the Declaration.


RICHARD B. BAILEY                         WALTER E. ROBB, III
--------------------------                --------------------------
Richard B. Bailey                         Walter E. Robb, III
63 Atlantic Avenue                        35 Farm Road
Boston,  MA  02110                        Sherborn,  MA  01770

MARSHALL N. COHAN                         ARNOLD D. SCOTT
--------------------------                --------------------------
Marshall N. Cohan                         Arnold D. Scott
2524 Bedford Mews Drive                   20 Rowes Wharf
Wellington, FL  33414                     Boston, MA  02110

LAWRENCE H. COHN                          JEFFREY L. SHAMES
--------------------------                --------------------------
Lawrence H. Cohn                          Jeffrey L. Shames
45 Singletree Road                        38 Lake Avenue
Chestnut Hill,  MA  02167                 Newton, MA  02159

SIR J. DAVID GIBBONS                      J. DALE SHERRATT
--------------------------                --------------------------
Sir J. David Gibbons                      J. Dale Sherratt
"Leeward"                                 86 Farm Road
5 Leeside Drive                           Sherborn, MA  01770
"Point Shares"
Pembroke,  Bermuda  HM  05

Abby M. O'Neill                           Ward Smith
--------------------------                --------------------------
200 Sunset Road                           36080 Shaker Blvd
Oyster Bay,  NY  11771                    Hunting Valley, OH 44022